Sprout Social Announces Second Quarter 2021 Financial Results Above Guidance Range
Raises 2021 Guidance
Second Quarter Total Revenue of $44.7 Million
29,612 Customers as of June 30, 2021

CHICAGO, August 3, 2021 – Sprout Social, Inc. (“Sprout Social”, the “Company”) (Nasdaq: SPT), an industry-leading provider of cloud-based social media management software, today announced financial results for its second quarter ended June 30, 2021.
“Our company is executing extraordinarily well, reinforcing confidence in our strategy and our rapidly expanding opportunity,” said Justyn Howard, Sprout Social’s CEO and co-founder. “We brought multiple new capabilities to market this quarter, including a first-of-its-kind social commerce solution, that will further empower our customers to operationalize social. We’re also in a fortunate position to report our first ever quarterly non-GAAP profit, which underscores our powerful unit economics and further validates the aggressive investments we’re making in our future.”
“We’re incredibly proud of the team for continually raising the bar and delivering for our customers.”

Second Quarter 2021 Financial Highlights

Revenue

•Revenue was $44.7 million, up 42% compared to the second quarter of 2020.
•ARR was $189.1 million, up 45% compared to the second quarter of 2020.

Operating Loss

•GAAP operating loss was ($5.3) million, compared to ($8.3) million in the second quarter of 2020.
•Non-GAAP operating income was $0.1 million, compared to a Non-GAAP operating loss of ($5.9) million in the second quarter of 2020.

Net Loss

•GAAP net loss was ($5.4) million, compared to ($8.3) million in the second quarter of 2020.
•Non-GAAP net income was $0.0 million, compared to a Non-GAAP net loss of ($5.8) million in the second quarter of 2020.
•GAAP net loss per share was ($0.10) based on 53.7 million weighted-average shares of common stock outstanding, compared to ($0.16) based on 50.5 million weighted-average shares of common stock outstanding in the second quarter of 2020.
•Non-GAAP net income per share was $0.00 based on 54.8 million weighted-average shares of common stock outstanding, compared to Non-GAAP net loss per share of ($0.11) based on 50.5 million weighted-average shares of common stock outstanding in the second quarter of 2020.

Cash

•Cash and equivalents and marketable securities totaled $171.5 million as of June 30, 2021, up from $167.8 million as of March 31, 2021.
•Net cash generated by operating activities was $4.4 million, compared to net cash used by operating activities of ($4.0) million in the second quarter of 2020.
•Free cash flow was $4.1 million, compared to ($4.5) million in the second quarter of 2020.

See “Customer Metrics” and “Use of Non-GAAP Financial Measures” below for how Sprout Social defines ARR, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow and the financial tables that accompany this release for reconciliations of these measures to their closest comparable GAAP measures.

Customer Metrics
•Grew number of customers to 29,612 as of June 30, 2021, up from 28,122 customers as of March 31, 2021, and up from 24,356 customers as of June 30, 2020.
•Grew number of customers contributing over $10,000 in ARR to 3,936 customers as of June 30, 2021, up 55% compared to June 30, 2020.

Recent Customer Highlights
•During the first quarter, we had the opportunity to help new customers like Kraft Heinz, Franklin Electric, Levi’s, MyEyeDr., BARK, Sisense, The AARP, and Whataburger. We executed growth deals with great brands like The Department of Energy, Nutanix, Agrium, Kaplan Test Prep and WW USA.

Recent Business Highlights

Sprout Social was recently named to the:

•2021 Fortune Best Workplaces in Technology
•Great Place to Work’s Best Workplaces in Chicago 2021
•2021 Crain’s Fast 50
•2021 Fortune Best Workplaces for Millennials

Third Quarter and 2021 Financial Outlook
For the third quarter of 2021, the Company currently expects:
•Total revenue between $47.3 and $47.4 million, or overall growth of 41%.
•Non-GAAP operating loss between ($4.3) million and ($3.9) million.
•Non-GAAP net loss per share of between ($0.08) and ($0.07) based on approximately 53.9 million weighted average basic shares of common stock outstanding.
“We are pleased to report our first ever quarterly non-GAAP profit and to deliver positive free cash flow for a second consecutive quarter,” said Joe Del Preto, CFO. “We’re growing at an accelerated pace with greater efficiency, underscoring the attractiveness of our business model. Execution remains strong and we’re pleased to raise our 2021 forecast.”
For the full year 2021, the Company is updating guidance to reflect the following:
•Total revenue between $182 to $182.6 million, or overall growth of roughly 37%.
•Non-GAAP operating loss between ($11.0) and ($10.6) million.
•At the midpoint of these ranges, this implies a (5.9%) operating margin and nearly 1,000bps of year-over-year operating margin improvement.
•Non-GAAP net loss per share of between ($0.21) and ($0.20) based on approximately 53.8 million weighted average basic shares of common stock outstanding.
The Company’s third quarter and 2021 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control, including the impact of the ongoing COVID-19 pandemic on our financial performance and customer demand. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, or net loss per share, the most directly comparable GAAP measure to non-GAAP net loss per share, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.
Conference Call Information
The financial results and business highlights will be discussed on a conference call and webcast scheduled at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) today, August 3, 2021. Online registration for this event conference call can be found at http://www.directeventreg.com/registration/event/7541136. The live webcast of the conference call can be accessed from Sprout Social’s investor relations website at http://investors.sproutsocial.com.
Following completion of the events, a webcast replay will also be available at http://investors.sproutsocial.com for 12 months.
About Sprout Social
Sprout Social offers deep social media listening and analytics, social management, customer care, commerce and advocacy solutions to more than 29,000 brands and agencies worldwide. Sprout’s unified platform integrates the power of social throughout every aspect of a business and enables social leaders at every level to extract valuable data and insights that drive their business forward. Headquartered in Chicago, Sprout operates across major social media networks, including Twitter, Facebook, Instagram, Pinterest, YouTube and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “long-term model,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to the impact on our business and the businesses of our prospective and existing customers of the COVID-19 pandemic, our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q3 and 2021 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others: the effects of the COVID-19 pandemic and the governmental actions taken to combat the pandemic may materially affect how we and our customers operate our businesses, and the duration and extent to which this threatens our future results of operations and overall financial performance remains uncertain; any decline in new customers, renewals or upgrades; our limited operating history makes it difficult to evaluate our prospects and future results of operations; we operate in competitive markets; we may not be able to sustain our revenue growth rate in the future; our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms; changing regulations relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand; and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 24, 2021, as well as any other future quarterly and current reports that we file with the SEC. Moreover, you should interpret many of the risks identified in those reports as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprout Social at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprout Social assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP gross profit. We define non-GAAP gross profit as GAAP gross profit, excluding stock-based compensation expense. We believe non-GAAP gross profit provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP operating income (loss). We define non-GAAP operating income (loss) as GAAP loss from operations, excluding stock-based compensation expense. We believe non-GAAP operating income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP net income (loss). We define non-GAAP net income (loss) as GAAP net loss and comprehensive loss, excluding stock-based compensation expense. We believe non-GAAP net income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP net income (loss) per share. We define non-GAAP net income (loss) per share as GAAP net loss per share attributable to common shareholders, basic and diluted, excluding stock-based compensation expense. We believe non-GAAP net income (loss) per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Free cash flow. We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. Free cash flow does not reflect our future contractual obligations or represent the total increase or decrease in our cash balance for a given period. We believe free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash used in our core operations that, after purchases of property and equipment, is not available for strategic initiatives.

Free cash flow margin. We define free cash flow margin as free cash flow as a percentage of revenue.

Customer Metrics

Annual recurring revenue (“ARR”). We define ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last date of the specified period. We believe ARR is an indicator of the scale of our entire platform while mitigating fluctuations due to seasonality and contract term.

Number of customers. We define a customer as a unique account, multiple accounts containing a common non-personal email domain or multiple accounts governed by a single agreement. Number of customers excludes customers exclusively using legacy products obtained through the acquisition of Simply Measured. We believe that the number of customers using our platform is an indicator not only of our market penetration, but also of our potential for future growth as our customers often expand their adoption of our platform over time based on an increased awareness of the value of our platform and products.

Number of customers contributing more than $10,000 in ARR. We define number of customers contributing more than $10,000 in ARR as those on a paid subscription plan that had more than $10,000 in ARR as of a period end. We view the number of customers that contribute more than $10,000 in ARR as a measure of our ability to scale with our customers and attract larger organizations. We believe this represents potential for future growth, including expanding within our current customer base.

Availability of Information on Sprout Social’s Website and Social Media Profiles

Investors and others should note that Sprout Social routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Sprout Social Investors website. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Sprout Social Investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Sprout Social to review the information that it shares at the Investors link located at the bottom of the page on www.sproutsocial.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Sprout Social when enrolling an email address by visiting "Email Alerts" in the "Shareholder Services" section of Sprout Social's Investor website at https://investors.sproutsocial.com/.

Social Media Profiles:
www.twitter.com/SproutSocial
www.facebook.com/SproutSocialInc
www.linkedin.com/company/sprout-social-inc-/
www.instagram.com/sproutsocial

Contact

Media:
Kaitlyn Gronek
Email: pr@sproutsocial.com
Phone: (773) 904-9674

Investors:
Jason Rechel
Email: jason.rechel@sproutsocial.com
Phone: (312) 528-9166

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2021	2020
Revenue
Subscription	$ 44,180	$ 31,190
Professional services and other	505	212
Total revenue	44,685	31,402
Cost of revenue(1)
Subscription	10,930	8,178
Professional services and other	225	142
Total cost of revenue	11,155	8,320
Gross profit	33,530	23,082
Operating expenses
Research and development(1)	9,008	7,712
Sales and marketing(1)	19,822	14,184
General and administrative(1)	10,012	9,528
Total operating expenses	38,842	31,424
Loss from operations	(5,312)	(8,342)
Interest expense	(77)	(96)
Interest income	65	53
Other (expense) income, net	(55)	101
Loss before income taxes	(5,379)	(8,284)
Income tax expense	63	18
Net loss and comprehensive loss	$ (5,442)	$ (8,302)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.10)	$ (0.16)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	53,684,325	50,527,432

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,
	2021	2020
Cost of revenue	$ 234	$169
Research and development	937	450
Sales and marketing	2,725	697
General and administrative	1,548	1,165
Total stock-based compensation expense	$ 5,444	$ 2,481

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Six Months Ended June 30,
	2021	2020
Revenue
Subscription	$ 84,535	$ 61,519
Professional services and other	968	418
Total revenue	85,503	61,937
Cost of revenue(1)
Subscription	20,635	16,264
Professional services and other	517	264
Total cost of revenue	21,152	16,528
Gross profit	64,351	45,409
Operating expenses
Research and development(1)	17,280	14,993
Sales and marketing(1)	37,975	28,078
General and administrative(1)	20,627	21,624
Total operating expenses	75,882	64,695
Loss from operations	(11,531)	(19,286)
Interest expense	(149)	(191)
Interest income	117	513
Other (expense) income, net	(174)	203
Loss before income taxes	(11,737)	(18,761)
Income tax expense	72	21
Net loss and comprehensive loss	$ (11,809)	$ (18,782)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.22)	$ (0.37)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	53,557,340	50,263,061

(1) Includes stock-based compensation expense as follows:

	Six Months Ended June 30,
	2021	2020
Cost of revenue	$ 418	$ 464
Research and development	1,654	934
Sales and marketing	4,477	1,166
General and administrative	2,804	3,439
Total stock-based compensation expense	$ 9,353	$ 6,003

Sprout Social, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$ 108,257	$ 114,515
Marketable securities	63,224	49,364
Accounts receivable, net of allowances of $978 and $1,428 at June 30, 2021 and December 31, 2020, respectively	16,133	17,178
Deferred Commissions	10,650	8,622
Prepaid expenses and other assets	6,846	9,651
Total current assets	205,110	199,330
Property and equipment, net	13,912	14,925
Deferred commissions, net of current portion	10,822	8,757
Operating lease, right-of-use asset	9,790	10,132
Goodwill	2,299	2,299
Intangible assets, net	3,567	4,088
Other assets, net	125	138
Total assets	$ 245,625	$ 239,669
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$ 549	$ 1,543
Deferred revenue	54,373	43,407
Operating lease liability	2,572	2,155
Accrued wages and payroll related benefits	7,839	9,885
Accrued expenses and other	7,640	6,587
Total current liabilities	72,973	63,577
Deferred revenue, net of current portion	171	355
Operating lease liability, net of current portion	22,319	23,638
Total liabilities	95,463	87,570

Stockholders' equity

Class A common stock, par value $0.0001 per share; 1,000,000,000 shares authorized; 47,764,447 and 44,948,652 shares issued and outstanding at June 30, 2021, respectively; 46,698,354 and 43,898,850 shares issued and outstanding at December 31, 2020, respectively	4	4
Class B common stock, par value $0.0001 per share; 25,000,000 shares authorized; 9,062,566 and 8,855,622 shares issued and outstanding at June 30, 2021, respectively; 9,574,566 and 9,367,622 shares issued and outstanding at December 31, 2020, respectively	1	1
Additional paid-in capital	339,389	328,343
Treasury stock, at cost	(30,380)	(29,206)
Accumulated deficit	(158,852)	(147,043)
Total stockholders’ equity	150,162	152,099
Total liabilities and stockholders’ equity	$ 245,625	$ 239,669

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$ (5,442)	$ (8,302)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation of property and equipment	739	709
Amortization of line of credit issuance costs	50	53
Amortization of premium on marketable securities	126	51
Amortization of acquired intangible assets	260	356
Amortization of deferred commissions	2,856	1,787
Amortization of right-of-use operating lease asset	152	378
Stock-based compensation expense	5,444	2,481
Provision for accounts receivable allowances	(57)	430
Changes in operating assets and liabilities
Accounts receivable	(148)	(2,208)
Prepaid expenses and other current assets	698	1,120
Deferred commissions	(5,002)	(2,917)
Accounts payable and accrued expenses	1,751	1,247
Deferred revenue	3,537	1,391
Lease liabilities	(609)	(618)
Net cash provided by (used in) operating activities	4,355	(4,042)
Cash flows from investing activities
Purchases of property and equipment	(293)	(495)
Purchases of marketable securities	(37,269)	(49,722)
Proceeds from maturity of marketable securities	39,410	-
Net cash provided by (used in) investing activities	1,848	(50,217)
Cash flows from financing activities
Payments for line of credit issuance costs	-	6
Proceeds from exercise of stock options	6	138
Employee taxes paid related to the net share settlement of stock-based awards	(255)	(3,253)
Payments of deferred offering costs	-	(216)
Net cash (used in) financing activities	(249)	(3,325)
Net increase (decrease) in cash and cash equivalents	5,954	(57,584)
Cash and cash equivalents
Beginning of period	102,303	137,376
End of period	$ 108,257	$ 79,792

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$ (11,809)	$ (18,782)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation of property and equipment	1,476	1,434
Amortization of line of credit issuance costs	93	118
Amortization of premium on marketable securities	303	51
Amortization of acquired intangible assets	521	713
Amortization of deferred commissions	5,439	3,414
Amortization of right-of-use operating lease asset	342	687
Stock-based compensation expense	9,353	6,003
Provision for accounts receivable allowances	87	1,340
Changes in operating assets and liabilities
Accounts receivable	958	(4,330)
Prepaid expenses and other current assets	2,850	807
Deferred commissions	(9,531)	(5,417)
Accounts payable and accrued expenses	(1,987)	942
Deferred revenue	10,782	5,690
Lease liabilities	(902)	(1,215)
Net cash provided by (used in) operating activities	7,975	(8,545)
Cash flows from investing activities
Purchases of property and equipment	(466)	(808)
Purchases of marketable securities	(63,172)	(49,722)
Proceeds from maturity of marketable securities	49,010	-
Net cash (used in) investing activities	(14,628)	(50,530)
Cash flows from financing activities
Proceeds from underwriters' purchase of over-allotment shares, related to the Company's initial public offering, net of underwriters' discounts and commissions	-	9,954
Payments for line of credit issuance costs	(124)	(126)
Proceeds from exercise of stock options	29	280
Proceeds from disgorgement of stockholders short-swing profits	1,664	-
Employee taxes paid related to the net share settlement of stock-based awards	(1,174)	(6,335)
Payments of deferred offering costs	-	(216)
Net cash provided by financing activities	395	3,557
Net (decrease) in cash and cash equivalents	(6,258)	(55,518)
Cash and cash equivalents
Beginning of period	114,515	135,310
End of period	$ 108,257	$ 79,792

The following schedule reflects our non-GAAP financial measures and reconciles our non-GAAP financial measures to the related GAAP financial measures (in thousands, except per share data):

Summary of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Non-GAAP gross profit	$ 33,764	$ 23,251	$ 64,769	$ 45,873
Non-GAAP operating income (loss)	132	(5,861)	(2,178)	(13,283)
Non-GAAP net income (loss)	2	(5,821)	(2,456)	(12,779)
Non-GAAP net income (loss) per share	0.00	(0.11)	(0.05)	(0.25)
Free cash flow	$ 4,062	$ (4,537)	$ 7,509	$ (9,353)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Non-GAAP gross profit
Gross profit	$ 33,530	$ 23,082	$ 64,351	$ 45,409
Stock-based compensation expense	234	169	418	464
Non-GAAP gross profit	$ 33,764	$ 23,251	$ 64,769	$ 45,873
Reconciliation of Non-GAAP operating income (loss)
Loss from operations	$ (5,312)	$ (8,342)	$ (11,531)	$ (19,286)
Stock-based compensation expense	5,444	2,481	9,353	6,003
Non-GAAP operating income (loss)	$ 132	$ (5,861)	$ (2,178)	$ (13,283)

Reconciliation of Non-GAAP net income (loss)
Net loss and comprehensive loss	$ (5,442)	$ (8,302)	$ (11,809)	$ (18,782)
Stock-based compensation expense	5,444	2,481	9,353	6,003
Non-GAAP net income (loss)	$ 2	$ (5,821)	$ (2,456)	$ (12,779)

Reconciliation of Non-GAAP net income (loss) per share
Net loss per share attributable to common shareholders, basic and diluted	$ (0.10)	$ (0.16)	$ (0.22)	$ (0.37)
Stock-based compensation expense	0.10	0.05	0.17	0.12
Non-GAAP net income (loss) per share (*)	$ 0.00	$ (0.11)	$ (0.05)	$ (0.25)

Reconciliation of free cash flow
Net cash provided by (used in) operating activities	$ 4,355	$ (4,042)	$ 7,975	$ (8,545)
Purchases of property and equipment	(293)	(495)	(466)	(808)
Free cash flow	$ 4,062	$ (4,537)	$ 7,509	$ (9,353)

(*) For the three months ended June 30, 2021, Non-GAAP Basic and Diluted net income per share were both $0.00. Non-GAAP Diluted net income per share for the three months ended June 30, 2021 was calculated using 54,834,301 weighted-average shares of common stock outstanding, which includes the impact of dilutive shares related to options and restricted stock units. All other GAAP and Non-GAAP net loss per share calculations excluded these common stock equivalents as their effect is antidilutive.